Exhibit 99.1

Station Casinos Announces First Quarter Results

LAS VEGAS--(BUSINESS WIRE)--May 17, 2010--Station Casinos, Inc. ("Station" or the “Company") today announced the results of its operations for the first quarter ended March 31, 2010.

Results of Operations

The Company's net revenues for the first quarter ending March 31, 2010, were approximately $249.4 million, a decrease of 11.8% compared to the prior year's first quarter. The Company reported Adjusted EBITDA for the quarter of $79.4 million, a decrease of 18.9% compared to the prior year's first quarter. For the first quarter, the Company reported a net loss of $53.5 million as compared to a net loss of $33.7 million in the prior year’s first quarter.

In connection with the Chapter 11 case to reorganize, the company recorded net reorganization items of $19.3 million in the first quarter. These reorganization items represent professional fees and other costs incurred as a direct result of the Chapter 11 cases of $20.2 million, partially offset by an adjustment of swap carrying values of $0.9 million.

In addition, during the first quarter, the Company incurred $6.7 million in write-downs and other charges, of which $6.1 million related to a legal settlement, $0.1 million related to net losses on asset disposals, and $0.5 million related to severance expense. The Company also incurred $1.9 million in development and preopening expenses, including preopening expenses of its joint ventures, $2.6 million of expense related to equity-based awards, and a gain of $0.5 million related to its deferred compensation plan.

The Company’s first quarter earnings from its Green Valley Ranch joint venture were $3.6 million representing 50% of Green Valley Ranch’s operating income. For the first quarter, Green Valley Ranch generated Adjusted EBITDA before management fees of $12.9 million, a decrease of 25.8% compared to the same period in the prior year. Green Valley Ranch reported a net loss of $53.2 million for the first quarter as compared to net income of $1.3 million in the same period in the prior year.

Las Vegas Market Results

For the first quarter, net revenues from the Major Las Vegas Operations, excluding Green Valley Ranch and Aliante Station, were $227.6 million, a 12.1% decrease compared to the prior year’s first quarter, while Adjusted EBITDA from those operations decreased 17.7% to $71.7 million from $87.1 million in the same period in the prior year. The Major Las Vegas Operations reported a net loss of $13 million for the first quarter as compared to a net loss of $5.7 million in the same period in the prior year.

Adjusted EBITDA is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. EBITDA and Adjusted EBITDA are further defined in footnote 1.

Balance Sheet and Capital Expenditures

Long-term debt was $5.9 billion as of March 31, 2010, of which $5.7 billion was classified as liabilities subject to compromise. Total capital expenditures were $9.5 million for the first quarter which consisted primarily of maintenance capital purchases and other projects. Equity contributions to joint ventures during the first quarter were $1.1 million.

Company Information and Forward Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Wildfire Boulder, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company, The Greens and Wildfire Lanes in Henderson, Nevada, a 50% interest in Aliante Station Casino + Hotel in North Las Vegas, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the ability to effect a successful restructuring; the impact of the bankruptcy filing on our operations; our ability to finance operations and expenses associated with the pending bankruptcy proceeding; the impact of the substantial indebtedness incurred to finance the consummation of the going private transaction in November 2007; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2009, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company’s current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

(1) EBITDA, earnings before interest, taxes, depreciation and amortization, is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. The Company has traditionally adjusted EBITDA when evaluating its own operating performance because it believes that the inclusion or exclusion of certain non-cash recurring and non-recurring items is necessary to present the most accurate measure of its principal operating results and as a means to assess results period over period. The Company refers to the financial measure that adjusts for these items as Adjusted EBITDA. The Company believes, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Adjusted EBITDA is a useful financial performance measurement for assessing the operating performance of the Company and is used by management in making financial and operational decisions. In this regard, Adjusted EBITDA is a key metric used by the Company in its individual property budgeting process, when calculating returns on investment on existing and proposed projects and in the evaluation of incentive compensation related to property management. Adjusted EBITDA consists of net income (loss) plus income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense. The Company has historically reported this measure and management believes that the continued inclusion of Adjusted EBITDA provides the consistency in our financial reporting required by our stakeholders. In addition, management believes that our debt stakeholders use Adjusted EBITDA as an appropriate financial measure in determining the value of their investment. To evaluate Adjusted EBITDA and the trends it depicts, the components should be considered. The impact of income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDA. Adjusted EBITDA is used in addition to and in conjunction with GAAP measures and should not be considered as an alternative to net income (loss), or any other GAAP operating performance measure.

To compensate for the inherent limitations of the disclosure of Adjusted EBITDA, the Company provides relevant disclosure of its depreciation and amortization, interest and income taxes, capital expenditures and other items in its reconciliations to GAAP financial measures and consolidated financial statements, all of which should be considered when evaluating the Company’s performance. In addition, it should be noted that not all gaming companies that report Adjusted EBITDA or adjustments to such measures may calculate Adjusted EBITDA or such adjustments in the same manner as the Company, and therefore, the Company’s measure of Adjusted EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of Adjusted EBITDA to EBITDA to net income (loss) is included in the financial schedules accompanying this release.

Station Casinos, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009
Operating revenues:
Casino	$180,275	$203,122
Food and beverage	39,919	53,375
Room	18,917	21,931
Other	15,505	15,155
Management fees	12,481	14,019
Gross revenues	267,097	307,602
Promotional allowances	(17,726)	(24,854)
Net revenues	249,371	282,748

Operating costs and expenses:
Casino	72,512	83,002
Food and beverage	25,398	31,229
Room	8,306	8,584
Other	4,548	4,386
Selling, general and administrative	53,548	55,074
Corporate	8,918	11,586
Development and preopening	1,874	2,390
Depreciation and amortization	44,066	53,517
Write-downs and other charges, net	6,709	5,250
	225,879	255,018

Operating income	23,492	27,730
Earnings from joint ventures	1,671	1,663
Operating income and earnings from joint ventures	25,163	29,393

Other expense:
Interest expense, net	(27,473)	(92,050)
Interest and other expense from joint ventures	(34,313)	(7,633)
Change in fair value of derivative instruments	(41)	19,018
Gain on early retirement of debt	-	40,348
	(61,827)	(40,317)

Loss before income taxes and reorganization items	(36,664)	(10,924)
Reorganization items	(19,251)	-
Loss before income taxes	(55,915)	(10,924)
Income tax benefit (provision)	2,382	(22,785)
Net loss	$(53,533)	$(33,709)

Station Casinos, Inc.
Summary Information and
Reconciliation of Net Loss to EBITDA to Adjusted EBITDA
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009
Major Las Vegas Operations (a):
Net revenues	$227,568	$258,765

Net loss	$(12,987)	$(5,653)
Income tax benefit	(6,993)	(3,044)
Interest and other expense, net	5,780	6,702
Depreciation and amortization	22,491	25,938
EBITDA	8,291	23,943
Rent expense (b)	62,363	62,363
Write-downs and other charges, net	404	181
Equity-based compensation expense	530	588
Preopening expenses	89	-
Adjusted EBITDA	$71,677	$87,075

Green Valley Ranch (50% owned):
Net revenues	$44,384	$50,499

Net (loss) income	$(53,187)	$1,340
Interest and other expense, net	60,379	9,969
Depreciation and amortization	5,678	5,719
EBITDA	12,870	17,028
Write-downs and other charges, net	59	401
Equity-based compensation expense	-	3
Adjusted EBITDA	$12,929	$17,432

Major Las Vegas Operations including Green Valley Ranch:
Net revenues	$271,952	$309,264

Net loss	$(66,174)	$(4,313)
Income tax benefit	(6,993)	(3,044)
Interest and other expense, net	66,159	16,671
Depreciation and amortization	28,169	31,657
EBITDA	21,161	40,971
Rent expense (b)	62,363	62,363
Write-downs and other charges, net	463	582
Equity-based compensation expense	530	591
Preopening expenses	89	-
Adjusted EBITDA	$84,606	$104,507

Total Station Casinos, Inc. (c):
Net loss	$(53,533)	$(33,709)
Income tax (benefit) provision	(2,382)	22,785
Interest and other expense, net	61,827	80,665
Gain on early retirement of debt	-	(40,348)
Depreciation and amortization	44,066	53,517
EBITDA	49,978	82,910
Write-downs and other charges, net	6,709	5,250
Write-downs and other charges, net at joint ventures (50%)	35	649
Development and preopening	1,874	2,390
Preopening expenses at joint ventures (50%)	(3)	(66)
Equity-based compensation expense	2,639	2,794
Depreciation and amortization of investments in joint ventures	-	29
Other non-recurring costs	(548)	4,015
Reorganization items, net	19,251	-
Thunder Valley development fee	(500)	-
Adjusted EBITDA	$79,435	$97,971

Occupancy percentage	79%	85%
ADR	$66	$71

(a)	Includes the wholly-owned properties of Red Rock, Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)

Rent expense refers to intercompany rent expense paid by the CMBS properties to another consolidated entity. Because this expense is eliminated upon consolidation, it has been excluded from Adjusted EBITDA in the Major Las Vegas Operations table.

(c)

Includes the Major Las Vegas Operations, Wild Wild West, Wildfire Rancho, Wildfire Boulder, Gold Rush, Lake Mead Casino, the Company's earnings from joint ventures, management fees and corporate expense.

CONTACT:
Station Casinos, Inc.
Thomas M. Friel, 800-544-2411 or 702-495-4210
Executive Vice President, Chief Accounting Officer and Treasurer
Lori B. Nelson, 800-544-2411 or 702-495-4248
Director of Corporate Communications